 Exhibit 99.1

QMC HealthID Partners with PopupRx; Deploys HealthID Solution Within Pharmacies Across Texas

Partnership to also include Quantum Dot technology on prescription labels to combat drug counterfeiting

San Marcos, TX – March 17, 2021 – QMC HealthID, a wholly owned subsidiary of Quantum Materials Corp and supplier of management platforms and mobile apps that authenticate the process of infectious disease testing and reporting, today announced that it has partnered with PopupRx Inc. The licensing agreement will allow PopupRx’s 20-plus pharmacies to deploy the QMC HealthID™ app, giving these locations access to secure COVID-19 testing and reporting.

QMC HealthID™ is built with professional test administration and public health reporting in mind. When QMC HealthID™ becomes integrated with PopupRx’s growing network of pharmacies, each pharmacy will receive a professional digital platform that includes:

●	Support for professional management and test administration
●	A convenient, easy to use privacy-first mobile app for pharmacy customers
●	Built-in tools to meet regulatory and business reporting requirements for infectious disease testing

In addition, PopupRx and QMC intend to explore QMC’s proprietary anti-counterfeiting technology to combat medical product counterfeiting. The firms plan to combine QMC’s quantum dot labelling technology and platform with PopupRx’s supply chain experience and provide pharmacies with:

●	An efficient and effective approach to limit counterfeit medical products
●	Enhanced digital capabilities to track products
●	Services that support the security of the distribution and the safety of health products

PopupRx provides pharmacy services to independent pharmacies across Texas, providing prescriptions, testing and laboratory services to both urban and rural areas.

“We consider our partnership with QMC to be a game-changing event as we enter 2021. With over 1.7M packages stolen from the mail or lost each day in the US, we are excited about the prospect of creating a safe and secure way for pharmacies to Trace and Track essential and potentially life-saving prescription drug packages being delivered or shipped to patients within local communities across the United States and beyond,” said David Vinson, CEO and Founder of EverydayRx (EverydayRx is a DBA of PopupRx).

QMC HealthID views this partnership as an example of how the pharmacy vertical can use quantum dots to securely track COVID-19 testing, actively combat prescription medication counterfeiting and help communities return to living.

“I am glad to announce this partnership with PopupRx. Our firms share a commitment to innovation and a common vision. We seek to improve health distribution networks, protect consumers, and promote access to quality health products and services,” said Stephen B. Squires, CEO of Quantum Materials Corp. “We value the opportunity to integrate QMC HealthID™ into the EverydayRX network of pharmacies and to join forces against fake and counterfeit health products.”

About Quantum Materials Corp

At Quantum Materials our scientists and engineers believe in the power of innovation to make life better and solve critical problems facing our world. Whether its applied research into quantum materials, the development of advanced digital platforms, or creating new tools for personal health, we find our inspiration in discovering new solutions to build a better future for all. Quantum Materials is pioneering unique solutions in the area of quantum dot fabrication, quantum tagging, digital trust systems, and most recently, in the development of QMC HealthID™. Our team comprises experts in the areas of quantum materials, nanotechnology, health diagnostics, therapeutic health, digital platforms, advanced logistics, and anti-counterfeiting. As a company, we believe in collaboration. We find that innovation begins with the spark of a new insight that is rigorously pursued in a collegial and interdisciplinary environment. Bringing breakthrough ideas to life and forging new solutions inspires our work. For more information, visit Quantum Materials Corp at www.quantummaterialscorp.com

About QMC HealthID Inc.

QMC HealthID Inc., a wholly owned subsidiary of Quantum Materials Corp. (OTC Bulletin Board: QTMM), leverages its QMC technologies to address global health challenges spurred by current and future pandemics. The QMC HealthID™ management platform and mobile app authenticates the process of infectious disease testing and gives the individual control over the data they share and their personal health status. Virtually any current Covid-19 point of care or laboratory-based diagnostic test, including Innova Medical Group’s, SARS-CoV-2 Antigen Rapid Qualitative Test, can be implemented in the QMC HealthID™ testing and reporting solution. These tests along with the mobile app are designed to test for COVID-19, with benefit towards helping people get safely and securely back to work, school, travel, events and living. For more information, please visit www.qmchealthid.com.

About PopupRx

EverydayRx Is an Austin, Texas-based Pharmacy Experience Management Company focused on delivering uniquely crafted digital pharmacy experience solutions which enable pharmacies and their pharmacists to create safe and secure digital experiences which enhance how patients acquire prescriptions and receive pharmacy services at or beyond the traditional pharmacy counter to the home counter.

QMC HealthID™, Forward-Looking Statements

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. These statements include projections and estimates and their underlying assumptions, statements regarding plans, objectives, intentions and expectations with respect to future financial results, events, operations, services, product development and potential, and statements regarding future performance. Forward-looking statements are generally identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans” and similar expressions. Although QMC HealthID’s management believes that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond the control of QMC HealthID™, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include among other things, the uncertainties inherent in research and development, future clinical data and analysis, including post marketing, decisions by regulatory authorities, such as the FDA or the EMA, regarding whether and when to approve any drug, device or biological application that may be filed for any such product candidates as well as their decisions regarding labelling and other matters that could affect the availability or commercial potential of such product candidates, the fact that product candidates if approved may not be commercially successful, the future approval and commercial success of therapeutic alternatives, QMC HealthID’s ability to benefit from external growth opportunities, to complete related transactions and/or obtain regulatory clearances, risks associated with intellectual property and any related pending or future litigation and the  ultimate outcome of such litigation,  trends in exchange rates and prevailing interest rates, volatile economic and market conditions, cost containment initiatives and subsequent changes thereto, and the impact that COVID-19 will have on us, our customers, suppliers, vendors, and other business partners, and the financial condition of any one of them, as well as on our employees and on the global economy as a whole.  Any material effect of COVID-19 on any of the foregoing could also adversely impact us. This situation is changing rapidly, and additional impacts may arise of which we are not currently aware and may exacerbate other previously identified risks. Other than as required by applicable law, QMC HealthID™ does not undertake any obligation to update or revise any forward-looking information or statements.

Media Contact:

Niki Franklin

W2O

nfranklin@w2ogroup.com